EXHIBIT 10.3

ELECTRONICS FOR IMAGING, INC.

AMENDMENT OF STOCK OPTION AGREEMENT AND

STOCK OPTION REPAYMENT AGREEMENT

THIS AMENDMENT OF STOCK OPTION AGREEMENT AND STOCK OPTION REPAYMENT AGREEMENT (the “Agreement”) is entered into as of this 29th day of August, 2008 (the “Effective Date”), between John Ritchie (“Optionee”) and Electronics For Imaging, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Optionee has previously been granted certain options to purchase the Company’s common stock (the “Stock Options”), as set forth on Exhibit A attached hereto; and

WHEREAS, the parties wish to amend each stock option agreement and/or grant notice evidencing a Stock Option (each an “Option Agreement”) pursuant to the terms and conditions set forth below, and to provide for the repayment of certain gains from prior stock option exercises.

AGREEMENT

1. Exercise Price. Notwithstanding anything in any Option Agreement to the contrary, the per share exercise price of each Stock Option shall be equal to, and in no event shall at any time be less than, the fair market value of a share of the Company’s common stock on the “measurement date” for such grant as determined by the Company for purposes of financial accounting and reporting under APB 25, FAS 123 or FAS 123(R), as applicable (the “Corrected Grant Date”), and each such Stock Option shall be and hereby is amended to the extent necessary to reflect such exercise price, as set forth on Exhibit A attached hereto.

2. Repayment of Certain Prior Option Gains. The Optionee shall remit to the Company a payment in the amount of $17,390, representing the after-tax excess of the fair market value, as of the Corrected Grant Date, of the Company’s common stock over the aggregate exercise price for a portion of the stock option grants which the Optionee has exercised prior to the Effective Date. The repayment shall be made by surrendering outstanding stock options with a value as determined below.

The grant dates, amounts and value of the options to be surrendered and cancelled shall be reflected in an Exhibit B to be attached hereto (the “Surrendered Options”). The value of the Surrendered Options for this purpose shall equal the Hull-White values set forth in the valuation report of Ernst & Young as of March 19, 2008, which have been calculated based on the Corrected Grant Date for all such options. If any unvested options are used for this purpose, and Optionee’s employment with the Company is terminated prior to the time such options would have vested in full, Optionee hereby agrees to pay to the Company an amount in cash, or vested options as determined by their Hull-White values set forth in the valuation report referred to above, equal to the value imputed under Exhibit B to any Surrendered Options that would not have vested by the time of termination.

3. Continuation of Other Terms. Except as set forth herein, all other terms and conditions of each Option Agreement shall remain in full force and effect.

4. Complete Agreement. This Agreement and the Option Agreements together constitute the entire agreement between Optionee and the Company with respect to the exercise price of each Stock Option and the subject matter hereof and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Agreement is entered into without reliance on any promise or representation other than those expressly contained herein.

5. Further Assurances. The Optionee agrees to promptly take, or cause to be taken and to do, or cause to be done, acts (including signing all documents, agreements or instruments) necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as reasonably requested by the Company or any affiliate thereof.

6. Applicable Law. This Agreement shall be governed by the law of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

ELECTRONICS FOR IMAGING, INC.

By:	/s/ Guy Gecht
Name:	Guy Gecht
Title:	Chief Executive Officer

OPTIONEE

/s/ John Ritchie
John Ritchie

Exhibit A

Stock Options

Grant Number	Grant Date (corrected as required)	Number of Options Subject to Amendment	Original Exercise Price Per Share	Amended Exercise Price Per Share
00002624	08/21/03	20,500	$19.45	$19.98

Exhibit B

Surrendered Options

Grant Number	Grant Date (corrected as required)	Number of Surrendered Options	Hull-White Value	Total Value of Surrendered Options
00002624	08/21/03	7,128	$2.44	$17,392.32